UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

December 18, 2017

Date of report (Date of earliest event reported)

IMAX Corporation

(Exact Name of Registrant as Specified in Its Charter)

Canada	1-35066	98-0140269
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2525 Speakman Drive Mississauga, Ontario, Canada L5K 1B1 (905) 403-6500	110 E. 59th Street, Suite 2100 New York, New York, USA 10022 (212) 821-0100

(905) 403-6500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Robert D. Lister

On December 18, 2017, IMAX Corporation (the “Company”) came to an agreement (the “Agreement”) with Robert D. Lister with respect to the terms of his continued employment as Chief Legal Officer and Senior Executive Vice President of the Company. Mr. Lister’s current employment agreement (the “Prior Agreement”) is set to expire on December 31, 2017.

Under the Agreement, Mr. Lister’s new employment term will begin on January 1, 2018 and will expire on December 31, 2020 (the “Term”). Mr. Lister’s base salary remains unchanged at $700,000 per year of the Term, and his annual target bonus remains equal to 60% of his base salary. In addition, consistent with the Prior Agreement, Mr. Lister will receive annual equity grants during each year of the Term with a grant date fair value equal to $1.4 million. The annual equity grants will consist of 75% restricted share units and 25% stock options, and will vest in four equal annual installments beginning on the first anniversary of each applicable grant date. Mr. Lister will also be entitled to medical and other welfare and fringe benefits on the same basis as generally available to other senior executives of the Company.

In the event the Company does not offer to renew Mr. Lister’s employment on substantially similar terms following the expiration of the Term, the Company will pay Mr. Lister his base salary, automobile payments and a pro-rated target bonus for a period equal to twelve months (increasing to eighteen months in the event the non-renewal occurs following a change of control). In addition, any options or RSUs that remain unvested as of December 31, 2020, but which would have vested by March 2021, shall be accelerated to vest on December 31, 2020. Any other unvested equity will be forfeited.

All other terms, including with respect to termination, resignation, and restrictive covenants are substantially similar to the Prior Agreement, as previously disclosed by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAX Corporation
(Registrant)

Date: December 22, 2017	By:	/s/ Patrick McClymont
	Name:	Patrick McClymont
	Title:	Chief Financial Officer and Executive Vice President

	By:	/s/ Carrie Lindzon-Jacobs
	Name:	Carrie Lindzon-Jacobs
	Title:	Executive Vice President, Human Resources